UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2018

SteadyMed Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36889	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Oppenheimer Street
Rehovot 7670105, Israel
(Address of principal executive offices, including zip code)

925-272-4999
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 29, 2018, SteadyMed Ltd (“SteadyMed” or the “Company”), a company organized under the laws of Israel, United Therapeutics Corporation., a Delaware corporation (“United Therapeutics”), and Daniel 24043 Acquisition Corp. Ltd., a company organized under the laws of Israel and wholly-owned subsidiary of United Therapeutics (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into SteadyMed, with SteadyMed becoming a wholly-owned subsidiary of United Therapeutics and the surviving corporation of the merger (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (a) each outstanding ordinary share of SteadyMed (other than any shares held as treasury stock, all of which will be cancelled) will be converted into the right to receive (1) $4.46 in cash (“Closing Cash Consideration”), subject to applicable tax withholding, without interest, plus (2) one contractual contingent value right (each, a “CVR”), which will represent the right to receive $2.63 in cash (“Contingent Consideration”) upon the achievement of a specified milestone, as described under “Contingent Value Right Agreement” below (the “Milestone”), subject to applicable tax withholding, without interest, (b) each outstanding in-the-money SteadyMed stock option, whether vested or unvested, that has not previously been exercised prior to the Effective Time will be converted into the right to receive (1) a cash payment equal to (x) the excess, if any, of Closing Cash Consideration over the exercise price payable under such option, multiplied by (y) the total number of shares subject to such option immediately prior to the Effective Time and (2) a number of CVRs equal to the total number of shares subject to such option immediately prior to the Effective Time, (c) each outstanding out-of-the-money SteadyMed stock option, whether vested or unvested, that has not previously been exercised prior to the Effective Time will be converted into the right to receive a cash payment, if and when the Milestone is achieved, equal to (x) the excess, if any, of the sum of (1) Closing Cash Consideration and (2) the Contingent Consideration actually payable per CVR over the exercise price payable under such option, multiplied by (y) the total number of shares subject to such option immediately prior to the Effective Time  (and any out-of-the-money options with an exercise price equal to or greater than $7.09 will be cancelled at the Effective Time without any consideration payable therefor), (d) each outstanding SteadyMed restricted share unit, whether vested or unvested, will be converted into the right to receive (1) a cash payment equal to (x) the Closing Cash Consideration, multiplied by (y) the total number of shares subject to such restricted share unit and (2) a number of CVRs equal to the total number of shares subject to such restricted share unit, (e) each outstanding warrant to purchase SteadyMed ordinary shares, as amended, issued pursuant to subscription agreements dated April 20, 2017  (the “2017 Warrants”) will be converted into the right to receive $2.33 for each share subject to such warrant immediately prior to the Effective Time and (f) each outstanding warrant to purchase SteadyMed ordinary shares, as amended, issued pursuant to subscription agreements dated July 29, 2016 (the “2016 Warrants”) will be converted into the right to receive $2.71 for each share subject to such warrant immediately prior to the Effective Time.

Each party’s obligation to complete the Merger is subject to the satisfaction or waiver of a number of closing conditions, including, among others, approval and adoption of the Merger Agreement and each Ancillary Agreement (as defined in the Merger Agreement) by holders of a majority of the outstanding SteadyMed ordinary shares voted at a SteadyMed shareholders meeting duly called and held, provided that either (a) holders of at least a majority of the outstanding SteadyMed ordinary shares that are held by persons that do not have a “personal interest” (as defined in Section 1 of the Israeli Companies Law, 1999) in the Merger Agreement or any Ancillary Agreement (the “Disinterested Voting Shares”) that are voted at such shareholders meeting vote to approve and adopt the Merger Agreement and each Ancillary Agreement, excluding abstentions, or (b) the total number of Disinterested Voting Shares that are voted against the Merger Agreement and each Ancillary Agreement does not exceed two percent of the aggregate voting rights of SteadyMed.   Other closing conditions include, among others: (a) the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (b) no governmental authority shall have enacted, entered or enforced any law which prohibits or makes illegal the consummation of the Merger and no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction which prohibits or makes illegal the consummation of the Merger shall remain in effect, and (c) at least 50 days shall have passed after the filing of the merger proposal with the Registrar of Companies of the State of Israel and at least 30 days shall have elapsed after the approval of the Merger by the shareholders of each of SteadyMed and Merger Sub. United Therapeutics’ obligation to complete the Merger is additionally subject to the satisfaction or waiver of certain additional conditions, including, among others (a) subject to certain materiality qualifications, the accuracy of SteadyMed’s representations and warranties made in the Merger Agreement, (b) the compliance by SteadyMed, in all material respects, with its obligations  under the Merger Agreement, (c)  the absence of any “material adverse effect” (as defined in the Merger Agreement) on SteadyMed occurring after the date of the Merger Agreement that is continuing as of the Effective Time, (d) SteadyMed’s  unrestricted cash net of unpaid transaction expenses, indebtedness and certain other liabilities, as of the closing date, being greater than or equal to a minimum amount as specified in the Merger Agreement and (e) a tax ruling regarding withholding in connection with the Merger having been obtained from the Israeli Tax Authority and remain in effect. Consummation of the Merger is not subject to any financing condition.

The Merger Agreement contains customary representations, warranties and covenants made by SteadyMed and United Therapeutics. SteadyMed has agreed, among other things, (a) subject to certain exceptions, to conduct its business in the ordinary course between the execution of the Merger Agreement and the Effective Time and not to take specified actions during such period, (b) not to solicit, initiate, endorse or knowingly encourage or knowingly facilitate any inquiry or proposal that is reasonably likely to lead to any “acquisition proposal” (as defined in the Merger Agreement), subject to certain exceptions, (c) not to enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person information with respect to any “acquisition proposal,” subject to certain exceptions, (d) subject to certain exceptions, for the board of directors of SteadyMed to recommend that the SteadyMed shareholders approve and adopt the Merger Agreement and each ancillary agreement and not withdraw or modify such recommendation and (e) to file a proxy statement and cause a special shareholders’ meeting to be held regarding the approval of the Merger Agreement and each ancillary agreement.

The Merger Agreement contains certain termination rights for both SteadyMed and United Therapeutics, and further provides that, upon termination of the Merger Agreement under specified circumstances, SteadyMed may be required to pay United Therapeutics a termination fee of $4.5 million.

Contingent Value Right Agreement

At or prior to the Effective Time, United Therapeutics will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) and will ensure that a duly qualified rights agent executes and delivers the same. Each CVR represents the right to receive the Contingent Consideration, if on or prior to the 5th anniversary of the Effective Time, a total of 3,000 “initial treatment visits” have occurred in the United States following receipt of the first approval by the Food and Drug Administration of a New Drug Application for the Trevyent® product (combining the PatchPump® delivery device with treprostinil) for treatment of pulmonary arterial hypertension (the “Product”). An “initial treatment visit” means a visit by a member of the clinical staff of a specialty pharmacy to a patient to whom the Product has been prescribed, during which the initial treatment of such patient with such product is administered, subject to the exceptions described in the CVR Agreement.

The right to the Contingent Consideration represented by a CVR issued under  the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

Warrant Amendment Agreements

SteadyMed and all holders of the 2016 Warrants and 2017 Warrants have entered into amendments to such warrants (the “Warrant Amendments”).  Under the Warrant Amendments, in the event the Merger is consummated by December 31, 2018, Section 5(c) of each of the 2016 Warrants and 2017 Warrants will be null and void, such warrants will not be assumed by United Therapeutics or  Merger Sub, and instead the Warrants will be cancelled and converted into the right to receive $2.33 for each share issuable upon exercise of a 2017 Warrant and $2.71 for each share issuable upon exercise of a 2016 Warrant.  If SteadyMed, United Therapeutics or the Merger Sub agree to pay any holder of a 2016 Warrant or 2017 Warrant consideration that is greater than the consideration payable under the applicable Warrant Amendment, or on terms more favorable in any material respect, then the price payable under the Warrant Amendments, or the terms of the Warrant Amendments, will be automatically adjusted to give the holders thereof the benefit of such greater consideration and/or more favorable terms.  The Warrant Amendments will terminate if the Merger is not consummated by December 31, 2018.

Voting Agreement

Certain shareholders of the Company have each entered into a voting agreement with United Therapeutics (the “Voting Agreements”). The Voting Agreements place certain restrictions on the transfer of the shares of SteadyMed held by the respective signatories thereto and include covenants as to the voting of such shares in favor of approving the transactions contemplated by the Merger Agreement and against any proposal made in opposition to, in competition with, or inconsistent with, the Merger Agreement or the Merger.

The Merger Agreement and forms of CVR Agreement, Voting Agreement and Warrant Amendments have each been included as an exhibit to this Current Report to provide the Company’s shareholders with information regarding their terms. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by the parties in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties contained in these agreements were made as of a specified date; may have been made for the purposes of allocating contractual risk between the parties to such agreements; and may be subject to contractual standards of materiality different from what might be viewed as material to the Company’s shareholders. Accordingly, the representations and warranties in these agreements should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company or any other parties thereto at the time they were made. The information in these agreements should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission, or the SEC. Information concerning the subject matter of the representations and warranties may change after the date of these agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. These agreements should not be read alone, but should instead be read in conjunction with each other and other information regarding the Company.

The preceding summaries do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, form of CVR Agreement, form of Voting Agreement and forms of Warrant Amendment, which are filed as Exhibits 2.1, 2.2, 2.3, 10.1 and 10.2, respectively, and which are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning SteadyMed, United Therapeutics, the Merger and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of SteadyMed, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the Merger are not satisfied, including the failure to timely or at all obtain shareholder approval for the Merger; failure to obtain the requisite approval or clearance for the Merger under the HSR Act; uncertainties as to the timing of the consummation of the Merger and the ability of each of SteadyMed and United Therapeutics to consummate the Merger; risks related to SteadyMed’s ability to correctly estimate its operating expenses and its expenses associated with the Merger; risks related to the achievement of required number of initial treatment visits required for the payment of the Contingent Consideration under the CVR Agreement; the risk that no Contingent Consideration will be paid; the ability of SteadyMed to protect its intellectual property rights; competitive responses to the Merger; unexpected costs, charges or expenses resulting from the Merger; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; provisions in the Company’s articles of association and laws of Israel containing provisions that could delay or discourage a change in control of the Company; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in SteadyMed’s most recent Annual Report on Form 10-K and Current Reports on Form 8-K filed with the SEC. SteadyMed can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, SteadyMed undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information Will be Filed with the SEC

In connection with the proposed transaction between SteadyMed and United Therapeutics, SteadyMed intends to file relevant materials with the SEC, including a proxy statement. STEADYMED URGES INVESTORS AND SHAREHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STEADYMED, THE MERGER AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement and other documents filed by SteadyMed with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the proxy statement and other documents filed by SteadyMed with the SEC by contacting SteadyMed, Inc., c/o SteadyMed Therapeutics, Inc., 2603 Camino Ramon, Suite 350, San Ramon, California 94583, Attention: Corporate Secretary, or by phone at (925) 272-4999. Investors and shareholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Participants in the Solicitation

SteadyMed and its directors and executive officers and certain of its other members of management and its employees, may be deemed to be participants in the solicitation of proxies in connection with the Merger. Information about SteadyMed’s directors and executive officers is included in SteadyMed’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 30, 2018. Additional information regarding these persons and their interests in the Merger will be included in the proxy statement relating to the Merger when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 8.01                                           Other Events

On April 30, 2018, SteadyMed and United Therapeutics issued a joint press release announcing the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
2.1*	Agreement and Plan of Merger, dated April 29, 2018, by and among United Therapeutics, Inc., Daniel 24043 Acquisition Corp. Ltd., and SteadyMed Ltd.

2.2	Form of Contingent Value Rights Agreement, by and between United Therapeutics, Inc. and the Rights Agent named therein

2.3	Form of Voting Agreement, by and between United Therapeutics, Inc. and certain stockholders of SteadyMed Ltd.

10.1	Form of Warrant Amendment, by and between SteadyMed Ltd. and the warrantholders of SteadyMed Ltd., with respect to 2016 Warrants

10.2	Form of Warrant Amendment, by and between SteadyMed Ltd. and the warrantholders of SteadyMed Ltd., with respect to 2017 Warrants

99.1	Press Release dated April 30, 2018.

*The schedules and exhibits to the merger agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADYMED LTD.

	By:	/s/ David W. Nassif
Date: April 30, 2018		David W. Nassif
Executive Vice-President and Chief Financial Officer